UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002

                                 Hunapu Inc.
            (Exact name of registrant as specified in its charter)

           Nevada                  333-45774                88-0462762
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)           File Number)          Identification No.)

1700 West Horizon Ridge Parkway - Suite 202
             Henderson, Nevada                         89012
 (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (702) 614-1750

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Item 5. Other Events and Regulation FD Disclosure.

We, Hunapu Inc., have determined not to proceed with the transactions contemplated by the Restated Merger Agreement and Plan of Merger, dated as of July 3, 2002, among us, Critical Acquisition Corp., Critical Home Care, Incorporated and certain of our stockholders and certain stockholders of Critical Home Care. As a result of this determination, we have mutually agreed with the other parties to the restated merger agreement to abandon the transactions contemplated by the restated merger agreement.

We were organized as a Nevada corporation on January 19, 2000 as a "blank check" company for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire one or more interests in business opportunities presented to us by persons or firms who or which desire to employ our funding in their businesses or to seek the perceived advantages of a publicly-held corporation.

We completed our initial public offering in February 2002. We sold a total of 600,000 units in our IPO, at a price of $0.03 per unit. Each unit sold in the IPO, as adjusted, consists of four shares of our common stock and one-third (1/3) of one Class A Redeemable Common Stock Purchase Warrant. Each full Class A Warrant entitles its holder to purchase four shares of our common stock. All of the IPO units were sold for our benefit and there were no selling stockholders in the IPO.

All of the proceeds of the IPO, totaling $18,000, were placed into escrow in accordance with Rule 419 promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933. Rule 419 requires us, as a "blank check" company, to have the proceeds from our IPO held in escrow pending the earlier of the (a) expiration of an eighteen month period commencing on the date on which the registration statement for our IPO was originally declared effective or (b) reconfirmation by a sufficient number of investors in our IPO of their respective purchases in the IPO following receipt by these investors of a prospectus containing required information and disclosures concerning, among other matters, the results of the IPO and our proposed acquisition of one or more businesses or assets that will constitute our business and for which the fair value of the business(es) or net assets to be acquired represents at least 80% of the maximum proceeds to be received from the IPO, including any proceeds received upon exercise of the Class A Warrants included in the units sold in our IPO. The date of expiration of such eighteen month period is May 8, 2003.

We had entered into the restated merger agreement in contemplation of complying with Rule 419 by consummating a merger with Critical Home Care. We intend to continue to seek an appropriate merger/acquisition candidate in order to consummate a transaction complying with Rule 419 prior to the termination of the eighteen month deadline provided in the Rule 419.

Item 7. Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

      Not applicable.

(b)   Pro forma financial information.

      Not applicable.

(c)   Exhibits.

      Listed below are all exhibits to this Current Report on Form 8-K.


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Exhibit
 Number  Description
 ------  -----------

 10.1 Termination and Settlement Agreement, dated as of September 6, 2002, among John C. Francis, Putun LLC, Hunapu Inc., Critical Acquisition Corp., Critical Home Care, Inc., David S. Bensol, Bradley D. Smith and Snow Becker Krauss P.C.*

----------
*     Incorporated by reference. See Exhibit Index.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 20, 2002

                                    Hunapu Inc.


                                    By:           /s/ John C. Francis
                                       ---------------------------------------
                                              John C. Francis, President


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

                                  Hunapu Inc.
                 Form 8-K (Date of Report: September 6, 2002)

                                 Exhibit Index

Exhibit
Number   Description
------   -----------

 10.1 Termination and Settlement Agreement, dated as of September 6, 2002, among John C. Francis, Putun LLC, Hunapu Inc., Critical Acquisition Corp., Critical Home Care, Inc., David S. Bensol, Bradley D. Smith and Snow Becker Krauss P.C. [Incorporated by reference to exhibit 10.9 to Post-Effective Amendment Number 2 to the Registration Statement on Form SB-2 of Hunapu Inc. (Commission File Number: 333-45774), filed with the Securities and Exchange Commission on September 20, 2002.]


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